EXHIBIT 5.1

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

www.kirkland.com

November 6, 2015

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC

Registration Statement on Form SF-3 (No. 333-204844)

We have acted as special counsel to Ally Auto Assets LLC, a Delaware limited liability company (the “Company”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the prospectus described therein, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the “Securities”).

The Registration Statement contains a prospectus (the “Prospectus”) pertaining to offerings by the Company of Notes (as defined below) issued by Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

As described in the Prospectus, the Securities issued pursuant to the related prospectus will be Asset Backed Notes (“Notes”) that will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and an Owner Trustee to be specified in the related prospectus. Each series issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) between such Trust and an Indenture Trustee to be specified in the related prospectus. The Asset Backed Certificates of any Trust will be issued pursuant to a Trust Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Servicing Agreement, by and among such Trust, the Company

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Ally Auto Assets LLC

November 6, 2015

and Ally Financial Inc., as servicer, (iv) the form of Pooling Agreement between Ally Bank and the Company, (v) the form of Trust Sale Agreement, by and between such Trust and the Company, (vi) the form of Administration Agreement among the related Trust, the Indenture Trustee and Ally Financial Inc., as administrator, and (vii) the form of Custodian Agreement between Ally Financial Inc., as custodian, and the Company, as depositor (collectively, documents (i) - (vii) are referred to herein as the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of our examination of the Company’s Certificate of Formation and Limited Liability Company Agreement, as amended, and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

(a) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

(b) With respect to the Notes of any series issued by any Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Company’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect, (iv) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the related Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the related Trust and authenticated by the Indenture Trustee and sold by the Company, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the related Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, such Notes will be binding obligations of the related Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

Ally Auto Assets LLC

November 6, 2015

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States of America, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the captions “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP